EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMCC Commercial Mortgage Securities Trust 2016-JP4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 9 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 9 West 57th Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 9 West 57th Street Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 9 West 57th Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Salesforce Tower Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Salesforce Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Salesforce Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Salesforce Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Salesforce Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 80 Park Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 80 Park Plaza Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the 80 Park Plaza Mortgage Loan, Citibank, N.A., as Certificate Administrator for the 80 Park Plaza Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the 80 Park Plaza Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 80 Park Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Fresno Fashion Fair Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Fresno Fashion Fair Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fresno Fashion Fair Mall Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Fresno Fashion Fair Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Fresno Fashion Fair Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Fresno Fashion Fair Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Fresno Fashion Fair Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Fresno Fashion Fair Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Hilton Hawaiian Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Hawaiian Village Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Redwood MHC Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Redwood MHC Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Redwood MHC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Redwood MHC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Redwood MHC Portfolio Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Redwood MHC Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Redwood MHC Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Redwood MHC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1140 Avenue of the Americas Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 1140 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1140 Avenue of the Americas Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 1140 Avenue of the Americas Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1140 Avenue of the Americas Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 1140 Avenue of the Americas Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1140 Avenue of the Americas Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 1140 Avenue of the Americas Mortgage Loan.

Dated: March 22, 2019

/s/ Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)